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  EXHIBIT 99.1

                      PRESS RELEASE DATED March 21, 2001

                                                                        CONTACT:
                                                                Idalia Rodriguez
                                                      RAVISENT Technologies Inc.
                                                                    610.407-7345
                                                         irodriguez@ravisent.com

                     RAVISENT ANNOUNCES AGREEMENT TO SELL
              INTERNET APPLIANCE BUSINESS TO PHOENIX TECHNOLOGIES
Additionally, Phoenix becomes a global distributor of RAVISENT's PC Technology

     MALVERN, Pa.--(BUSINESS WIRE)--March 21, 2001-- RAVISENT Technologies Inc. (NASDAQ:RVST), an IP licensing company providing digital audio and video software solutions and Internet appliance technology, today announced an agreement to sell the assets of its Internet Appliance (IA) business for approximately $18 million to Phoenix Technologies Ltd. (NASDAQ:PTEC), the global leader in system software products for connected digital devices. The purchase price does not include inventory.


     Under the agreement, Phoenix Technologies will purchase RAVISENT's e-Surfer(TM) embedded software Internet browser and related hardware designs for the Internet Appliance market. Designed to enhance the Web browsing experience for non-PC devices, the e-Surfer browser is optimized for next generation Internet appliance products, including digital televisions and set-top boxes, enabling Phoenix Technologies to deliver robust Internet connectivity to entertainment appliances.

     "With an eye toward providing our customers with world-class solutions, Phoenix is now positioned to offer our platform services fully integrated with RAVISENT's Internet connectivity. As a result of this acquisition, manufacturers of information appliances will have the ability to draw from Phoenix's expertise in order to develop information appliances that, like an industry-standard PC, can be configured and personalized by the end user for the life of the device," said Albert E. Sisto, president and CEO for Phoenix Technologies. "This agreement accelerates our transition into new markets, new applications of Phoenix platform and new OEM opportunities while leveraging our industry-leading expertise in the development of open standards and next generation configurable device software", Sisto added.

     Phoenix offers a worldwide presence in system-enabling software solutions for PCs and connected devices. Phoenix's global resources offer a competitive advantage to integrating RAVISENT's technology and providing a more complete solution to PC OEMs. Offering a huge footprint, Phoenix's BIOS software is successfully being deployed into millions of PCs worldwide as well as embedded systems and information appliances.

     "For over 20 years industry OEMs have relied on "Phoenix @the Core" of their desktop, server and notebook PC architecture," said Frank Wilde, president and CEO of RAVISENT. RAVISENT's Internet appliance platform's cost-effective, robust and easy-to-use features and global language support, combined with Phoenix Technologies' expertise in OEM platformware, will help shape the growing market for next generation Internet appliances for years to come. RAVISENT is excited to provide Phoenix Technologies with Internet appliance functionality that builds on the longstanding Phoenix reputation for compatibility, reliability and continuing innovation," Wilde added.

     RAVISENT is currently investigating alternatives to leverage the strength of its balance sheet, its managerial expertise and its intellectual property.

     As part of this transaction, Phoenix will also become a worldwide distributor of RAVISENT's technology including, software CineMaster DVD, CineMaster DVR and CineMaster DTV for the PC market. The transaction is subject to customary closing conditions, including regulatory approvals, and is currently expected to close in this quarter.

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     A conference call will be held on Thursday, March 22 at 9:00 a.m. Eastern
Time (6:00 a.m. Pacific Time). To access the call, please dial 1-800-627-7382 or 1-706-634-1995. An audio replay of the call will be available starting March 22 at approximately 12:00 Noon. Eastern Time, (9:00 a.m. Pacific Time), and will run until March 29th. To hear a replay of the call please dial 1-800-642-1687 or 1-706-645-9291 and enter the conference ID number 117470.

     ABOUT RAVISENT TECHNOLOGIES INC.

     RAVISENT is an IP licensing company providing digital audio and video software solutions and Internet appliance technology to industry leading PC, and Internet Appliance OEMs, empowering them to deliver highly competitive, cost-effective products with a strong time-to-market advantage. RAVISENT software and intellectual property is contained in products from Compaq, Dell Computer, Gateway, Hewlett-Packard, Micron, ATI Technologies, ST Microelectronics, Telecom Italia, and IPM. Founded in 1994, RAVISENT is a global company, headquartered in Malvern, Pennsylvania, with offices in Silicon Valley and Japan. More information about RAVISENT is available at www.ravisent.com.

     ABOUT PHOENIX

     Platformware

     Phoenix is the global leader in "platformware", system-enabling software solutions for PCs and connected digital devices in the Age of Digital Convergence. The company's BIOS platformware has been licensed to more than 800 satisfied customers worldwide and is designed into millions of industry standard desktop, notebook and server PCs sold annually. In addition, Phoenix platformware has been incorporated into next generation embedded systems and leading information appliances. Phoenix products and services play a critical role in linking computing and communications technologies for OEM developers and manufacturers of connected information devices of all types. Our customers and partners have come to rely on Phoenix @ the Core of their new product and digital LOB initiatives based on our proven track record in enabling the open architecture PC industry.

     Platformware Services

     With the advent of the Internet and the explosion in connected computing, Phoenix has expanded its offerings to include new 'platformware' e-services via its PhoenixNet division. PhoenixNet e-services are delivered in partnership with leading portal, e-commerce and application software partners around the world. The new Phoenix SecurityFabric(TM) and follow-on services are designed from the ground up to enhance the overall 'platform-level security' of digital devices, PCs, operating systems and applications in an environment of 'always-on' networks and exploding e-transactions.

     All companies and product names mentioned herein are for identification purposes only and may be trademarks and/or registered trademarks of their respective companies.

     This press release may contain certain forward-looking statements that relate to RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, among others: RAVISENT's recent change in its business model, its limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, its ability to raise capital in the future, its dependence on the personal computer and consumer electronics industries, competition, its ability to manage technological change and respond to evolving industry standards, government regulation and Year 2000 software issues. Investors are advised to read RAVISENT's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results," for a fuller discussion of these and other risks and uncertainties.

     --30--kk/ny*
     CONTACT: RAVISENT Technologies Inc.
     Idalia Rodriguez, 610/407-7345
     irodriguez@ravisent.com

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